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                                                                   EXHIBIT 99.2


                           CASA OLE RESTAURANTS, INC.
                        1996 MANAGER'S STOCK OPTION PLAN

         WHEREAS, the Board of Directors of Casa Ole Restaurants, Inc. (the "Corporation") has determined that it is advisable and in the best interests of the Corporation and its Managers (as hereinafter defined) to adopt the 1996 Manager's Stock Option Plan, and has so adopted the 1996 Manager's Stock Option Plan ("Manager's Plan").

         1.      Purpose

                 The Manager's Plan has been established by the Corporation to:

                 (a)      Attract and retain key employees;

                 (b) Motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

                 (c) Provide incentive compensation opportunities that are competitive with those of other corporations; and

                 (d) Further identify the interests of eligible employees with those of the Corporation's other shareholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation's equity and enhancement of long-term shareholder return.

         2.      Scope

                 Awards under the Manager's Plan may be granted in the form of
(i) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to acquire shares of the Common Stock, $.01 par value per share, of the Corporation (the "Common Stock"), and (ii) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the Manager's Plan to "options" shall include incentive stock options and non-qualified options). Unless increased by resolution of the Board of Directors, the maximum aggregate number of shares of Common Stock with respect to which options may be awarded from time to time under the Manager's Plan shall be two hundred thousand (200,000) (subject to adjustment as described in paragraph 13 hereof). The maximum number of shares of Common Stock with respect to which incentive stock options, and non-qualified options may be granted in any one year to any Manager (as defined in paragraph 5(a) hereof) shall not exceed five thousand (5,000). Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares, authorized and issued shares held in the treasury of the Corporation, or issued shares reacquired by the Corporation, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time

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determine.  If for any reason (other than surrender of options) any shares as to which an option has been granted cease to be subject to purchase thereunder, then the shares in respect of which such option was granted shall become available for subsequent awards under the Manager's Plan to the extent permitted by the Code and other applicable law.

         3.      Effective Date

                 The Manager's Plan shall become effective as of the date of the first registration of an equity security of the Corporation under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, unless sooner terminated pursuant to the terms hereof, the Manager's Plan shall terminate on December 31, 2005.

         4.      Administration

                 (a) The Manager's Plan shall be administered, construed and interpreted by the Board of Directors of the Corporation; provided, that the Board of Directors, in its discretion, may delegate any or all of its authority, powers and discretion under the Manager's Plan to (i) the Compensation Committee of the Board of Directors or (ii) any other committee selected or established by the Board of Directors or the Compensation Committee. (References herein to the "Committee" shall be deemed to refer exclusively to the Compensation Committee or any successor thereto or any committee selected or established in accordance with clause (ii) above). Notwithstanding anything in this paragraph 4 to the contrary, all authority to exercise discretion with respect to participation in the Manager's Plan by persons who are (i) "officers" within the meaning of the applicable Securities and Exchange Commission rules and regulations relating to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor statute, (ii) directors of the Corporation, and/or (iii) beneficial owners of more than ten percent (10%) of any class of equity securities of the Corporation who are otherwise eligible to participate in the Manager's Plan, and the timing, pricing, amounts and other terms and conditions of awards granted under the Manager's Plan to such officers, directors and beneficial owners, shall be vested in (i) the Board of Directors of the Corporation, or
(ii) the Compensation Committee, if consisting of two (2) or more directors each of whom is a Non-Employee Director within the meaning ascribed to such term in Rule 16b-3 promulgated under the 1934 Act, or within any successor definition or under any successor rule.

                 (b) With respect to persons subject to Section 16 of the 1934 Act, transactions under the Manager's Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Manager's Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

                 (c) The Board of Directors shall have plenary authority in its sole discretion and subject to the express provisions of the Manager's Plan, to grant options, to determine the purchase price of the Common Stock covered by each option (the "exercise price"), the term of each option and to change the same, the class or classes of shares of Common Stock



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to be covered by each option, the Managers (as defined in paragraph 5 hereof)
to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options; to interpret the Manager's Plan; to prescribe, amend and rescind rules and regulations relating to the Manager's Plan; to determine the terms and provisions of the option agreements entered into in connection with awards under the Manager's Plan; in its discretion, to accelerate outstanding awards and (with respect to non-qualified options) extend the exercisability thereof; to prepare and distribute in such manner as the Board of Directors determines to be appropriate information concerning the Manager's Plan, and to make all other determinations deemed necessary or advisable for the administration of the Manager's Plan. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board of Directors or such person may have under the Manager's Plan; provided, however, that except as authorized in paragraph 4(a) above, the Board of Directors shall not delegate its authority to construe and interpret the Manager's Plan, to determine which Employees may participate in the Manager's Plan, or its authority to make grants of options.

                 (d) If appointed, the Committee shall function as follows. The Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member, as the case may be) and advise the Board of Directors of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board of Directors, shall not be responsible for any such action or failure to act.

                 (e) All usual and reasonable expenses of the Committee shall be paid by the Corporation, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all Employees who have received awards, the Corporation and all other interested persons. No member of Board




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of Directors or the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Manager's Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Manager's Plan, consistent with the Corporation's articles of incorporation and bylaws.

                 (f) Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Board of Directors may grant to a Manager who has been granted an award under the Manager's Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Board of Directors may deem appropriate consistent with the provisions of the Manager's Plan.

         5.      Eligibility; Factors To Be Considered in Granting Awards

                 (a) Awards shall be granted only to persons who are employees of the Corporation or one or more of its subsidiaries (as defined below) and either are managers or assistant managers of, or in the opinion of the Board of Directors or the Committee hold key managerial positions in or for, the Corporation or any subsidiary or any Casa Ole restaurant owned and operated by the Corporation or any subsidiary and who are at the time of grant neither officers, directors or ten percent (10%) shareholders of the Corporation (each as described in paragraph 4(a) hereof) ("Managers"). In determining the Managers to whom awards shall be granted and the terms and conditions of each award, the Board of Directors shall take into account the nature of the Manager's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Board of Directors shall deem relevant in connection with accomplishing the purposes of the Manager's Plan. A Manager who has been granted an award or awards under the Manager's Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options or other applicable law.

                 (b) For purposes of this Manager's Plan, the term "subsidiary" means any corporation (other than the Corporation) during any period of which fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Corporation. For purposes of this Manager's Plan, the term "affiliate" shall have the same meaning as in Rule 12b-2 promulgated under the 1934 Act.




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         6.      Option Price; Fair Market Value

                 The per share exercise price of each option for shares of Common Stock shall be determined by the Board of Directors, but shall be one hundred percent (100%) of the Fair Market Value on the date the option is granted unless the Board of Directors expressly determines otherwise, subject to the requirements for incentive stock options set forth in paragraph 9 hereof. For purposes of this Manager's Plan, the term "Fair Market Value per Share" as of any date shall mean the closing price of shares of Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if such Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if such Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board of Directors, or if no such market maker is making a market in such Common Stock, the fair value of such Common Stock as determined in good faith by the Board of Directors by applying generally recognized principles of valuing closely-held securities; provided, however, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 13 hereof. The Board of Directors shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Board of Directors adopts a resolution granting an option shall be considered the date on which such option is granted, provided the Manager to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

         7.      Term of Options

                 The term of each option granted under the Manager's Plan shall be as the Board of Directors shall determine, but in no event shall any option have a term of more than ten (10) years from the date of grant, subject to earlier termination as provided in paragraphs 11 and 12 hereof. If the holder of an incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

         8.      Exercise of Options

                 (a) Subject to the provisions of this Manager's Plan and unless otherwise provided in the option agreement, an option granted under the Manager's Plan shall become



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one hundred percent (100%) vested at the earliest of the Manager's retirement from active employment at or after the age of sixty-five (65) or the Manager's death or total and permanent disability (as defined in paragraph 12 hereof). Prior to becoming one hundred percent (100%) vested, each option shall become exercisable in such cumulative installments and upon such events as the Board of Directors may determine in its sole discretion. Subject to the foregoing, the unvested portion of any option or right granted under the Manager's Plan shall be forfeited on the date the Manager ceases to be a Manager of the Corporation. The Board of Directors may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

                 (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at any time as to less than fifty (50) shares (or less than the number of shares of Common Stock as to which the option is then exercisable, if that number is less than fifty (50) shares).

                 (c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Board of Directors, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. If the Corporation shall have a class of its Common Stock registered pursuant to
Section 12 of the 1934 Act, an option holder may also make payment at the time of exercise of an option for such class of Common Stock by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes (subject to the provisions of paragraph 16 hereof).

                 (d) Notwithstanding any other provision in the Manager's Plan to the contrary, unless an agreement with respect to an award expressly provides otherwise, either the option or the underlying shares of Common Stock acquired under this Manager's Plan must be held for a period of not less than six (6) months from the date of the award thereof.

                 (e) Upon the exercise of an option or portion thereof in accordance with the Manager's Plan, the option agreement and such rules and regulations as may be established by the Board of Directors, the holder thereof shall have the rights of a shareholder with respect to the Common Stock issued as a result of such exercise.



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         9.      Incentive Stock Options

                 (a) The Board of Directors shall designate the Managers to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the Manager's Plan and shall determine the class or classes and the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to Managers of the Corporation. In no event shall the aggregate Fair Market Value of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

                 (b) The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Board of Directors; provided, however, that in no event shall such price be less than one hundred percent 100% of the Fair Market Value Per Share as of the date of grant or one hundred ten percent (110%) of such Fair Market Value Per Share if the holder of the incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary.

                 (c) Except as provided in paragraphs 11 and 12 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then a Manager of the Corporation or one of its subsidiaries. For this purpose, "subsidiary" shall include, as under Treasury Regulations Section 1.421-7(h)(3)-(4), example (3), any corporation that is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

                 (d) In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation may amend the provisions of the Manager's Plan, and the Corporation and the Managers holding such incentive stock options may agree to amend outstanding option agreements to conform to such amendments.

         10.     Limited Transferability of Options and Rights

                 Incentive stock options granted under the Manager's Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Manager Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive stock options shall be exercisable during the lifetime of the Manager only by the Manager or by the Manager's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option). Unless the Board of Directors otherwise provides in an agreement regarding the award of non-qualified options (not granted in connection




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with an incentive stock option), non-qualified options (not granted in connection with incentive stock options) may be transferred by the Manager to Permitted Transferees, provided that there cannot be any consideration for the transfer. For purposes of this paragraph 10, the term "Permitted Transferee" shall mean Immediate Family Members of the Manager, trusts for the benefit of such Immediate Family Members, and partnerships in which such optionee and/or Immediate Family Members are the only partners, provided in each event that no consideration is provided for such transfer; and the term "Immediate Family Member" shall mean an optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption. Otherwise, options granted under the Manager's Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. During the recipient's lifetime, a non-qualified option may only be exercised by the optionee, the optionee's guardian or legal representatives, or a Permitted Transferee.

         11.     Termination of Employment;  Termination for Cause

                 (a) In the event that the employment of a Manager to whom an option has been granted under the Manager's Plan terminates for any reason (except pursuant to an authorized leave of absence for military or government service as determined by the Board of Directors or as set forth in paragraph 12 hereof), unless otherwise determined by the Board of Directors, such Manager shall have a period of ninety (90) days following termination of employment in which to exercise any then vested options under the Manager's Plan, and at the end of the 90-day period, all rights of such Manager under any then outstanding option shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

                 (b) Awards granted under the Manager's Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or any subsidiary thereof; provided, however, that notwithstanding the terms of any award granted under this Manager's Plan, in the event that the holder becomes an officer as described in paragraph 4(a)(i) hereof either the option or the underlying shares of Common Stock acquired under the Manager's Plan must be held for a period of not less than six (6) months from the date of the award thereof. Any option agreement, and any rules and regulations relating to the Manager's Plan, may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Manager's Plan or in any award granted pursuant to the Manager's Plan shall confer upon any Manager any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.




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                 (c)      Notwithstanding the foregoing provisions of this
paragraph 14, the Committee may provide in the terms of any agreement or award granted under the Manager's Plan that, if a Manager's employment terminates for "cause," as defined in such agreement or award, that all options will be forfeited immediately upon such termination.

         12.     Death or Total and Permanent Disability of Manager

                 If a Manager to whom an option has been granted under the Manager's Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option shall become one hundred percent (100%) vested and may be exercised by the Manager, the legal guardian of the Manager (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the Manager under the Manager's last will, or by the Manager's personal representatives or distributees, whichever is applicable, at any time within twelve (12) months after the date of the Manager's death or total and permanent disability, but in no event later than the date on which the option or right terminates. If a Manager who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such Manager under the Manager's last will, or the executor of such Manager's estate, shall have the right to exercise such option during the period ending twelve (12) months after the date of the Manager's termination of employment by reason of total and permanent disability. For purposes hereof, "total and permanent disability" shall have the meaning set forth in Code Section 22(e)(3) or any successor provision thereto.

         13.     Adjustments Upon Changes in Capitalization, etc.

                 Notwithstanding any other provision of the Manager's Plan, the Board of Directors shall make or provide for such adjustments to the Manager's Plan, to the number and classes of shares available thereunder, to the terms and number of shares of Common Stock or other securities available, and/or to the purchase price of a share of Common Stock or other securities available under, any outstanding options as it shall deem appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors shall make such adjustment as it deems equitable in respect to outstanding options including revision of outstanding options so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Board of Directors shall be conclusive. Any fractional shares resulting from such adjustments to options shall be eliminated.




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         14.     Business Combinations

                 The following provisions shall apply unless a Manager's written agreement evidencing an award of options under the Manager's Plan provides otherwise. In the event that, while any options are outstanding under the Manager's Plan, there shall occur (a) a merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not be the surviving corporation (for purposes of this paragraph 14, the Corporation shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Corporation, (c) a transfer of all or substantially all of the assets or shares of stock of the Corporation in one transaction or a series of related transactions to one or more other persons or entities, (d) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the 1934 Act, other than Excluded Persons, becomes the "beneficial owner" (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (e) during any period of two consecutive years commencing on or after July 1, 1996, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period, then, with respect to each option outstanding immediately prior to the consummation of such transaction, if provision is not otherwise made in writing in connection with such transaction for the substitution of securities of another corporation, and without the necessity of any action by the Board of Directors, each such option shall terminate, but each holder of an outstanding option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of shares that are then vested and exercisable. The unexercised portion of any option shall be deemed cancelled and terminated as of the effective date of such transaction. Notwithstanding the foregoing, the Board of Directors may provide that upon the occurrence of such events as the Board of Directors shall deem appropriate, all outstanding options shall become fully vested and exercisable. The term "Excluded Persons" means each of Larry N. Forehand, Michael D. Domec, Louis P. Neeb, John C. Textor, Patrick A. Morris and Stacy M. Riffe, and any person, entity or group under the control of any of them, or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation.

         15.     Termination and Amendment

                 The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Manager's Plan at any time; provided, however, that an amendment shall be subject to shareholder approval if such approval is required by any applicable rule promulgated under the 1934 Act, the Code or the rules of any securities exchange or market system on which securities of the Corporation are listed or admitted to




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trading at the time such amendment is adopted.  The Board of Directors may delegate to the Committee all or any portion of its authority under this paragraph 15. If the Manager's Plan is terminated, the terms of the Manager's Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Manager's Plan may, without the consent of the Manager to whom an award shall theretofore have been granted, adversely affect the rights of such Manager under such award.

         16.     Withholding Tax

                 (a) The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an option under the Manager's Plan any taxes required by law to be withheld with respect to such cash payments. Subject to paragraph 16(b) below, where a Manager or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option pursuant to the Manager's Plan, the Corporation shall have the right to require the Manager or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Manager shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Manager to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.

                 (b) In the case of a Manager or other person who is subject to Section 16 of the 1934 Act, all tax withholding obligations shall be satisfied through the withholding or surrender of shares of Common Stock as necessary to comply with Section 16 of the 1934 Act and the rules and regulations thereunder or to obtain any exemption therefrom.

         17.     Written Agreements; Stock Legends

                 Each award of options shall be evidenced by a written agreement, executed by the Manager and the Corporation, which shall contain such restrictions, terms and conditions as the Board of Directors may require, and certificates evidencing shares of Common Stock issued under the Manager's Plan shall have conspicuously noted thereon such restrictions on transferability as the Corporation may require in order to ensure compliance with applicable federal and state securities laws and regulations.

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         18.     Effect on Other Stock Plans

                 The adoption of the Manager's Plan shall have no effect on awards made or to be made pursuant to other plans covering Managers of the Corporation or its subsidiaries, or any predecessors or successors thereto.




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